SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                              FORM 8-K
                           CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          June 17,  2014
                          Date of Report
                 (Date of Earliest Event Reported)

                     AQUARIUS AGRICULTURE INC.
           (Exact Name of Registrant as Specified in its Charter)

                 STORM RUN ACQUISITION CORPORATION
           (Former Name of Registrant as Specified in its Charter)

Delaware                        000-55056                   46-3601156
(State or other
jurisdiction           (Commission File Number)          (IRS Employer
of incorporation)                                      Identification No.)

                             2549 Cowley
                      Lafayette, Colorado 80026
             (Address of Principal Executive Offices)

                         215 Apolena Avenue
                 Newport Beach, California 92662
         (Former Address of Principal Executive Offices)

                           310-869-9906
                 (Registrant's Telephone Number)

ITEM 3.02 Unregistered Sales of Equity Securities

     On June 18, 2014, Aquarius Agriculture Inc. (formerly Storm Run Acquisition Corporation) (the "Registrant" or the "Company") issued 1,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 66.7% of the total outstanding 1,500,000 shares of common stock as follows:

                 500,000 Donald V. Grede
                 500,000 Michael Davis Lawyer

     With the issuance of the 1,000,000 shares of stock and the redemption of 19,500,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01    Changes in Control of Registrant

   On June 17, 2014, the following events occurred which resulted in a change of control of the Registrant:

   1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

   2.   The then current officers and directors resigned.

   3.   New officer(s) and director(s) were appointed and elected.

   The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on September 30, 2013 as amended and supplemented by the information contained in this report.

   The Registrant anticipates that it will develop its business with a combination with a private company or through the development of its business plan. The Company is designed to own and market consistent, reliable and recognizable cannabis brands. The Company anticipates with the expanding use of medical marijuana and increasing state legalization of recreational marijuana, the public buying habits will switch from the purchase of indistinguishable commodity products to one of brands, similar to the alcohol, tobacco and pharmaceutical industries. The Company believes that consumers value brand recognition and product consistency in quality, price and availability whether it be budget products or premium products. The Company believes that the industry is still"grower's basement" focused and has not yet developed with standard recognizable and consistent brands. The Company does not intend to produce, distribute or transport marijuana but to own and market reliable, recognizable and consistent premium and budget marijuana brands.

ITEM 5.02    Departure of Directors or Principal Officers;
             Election of Directors

   On June 17, 2014, James M. Cassidy resigned as the Registrant's president, secretary and director.

   On June 17, 2014, James McKillop resigned as the Registrant's vice president and director.

   On June 17, 2014, and Michael Davis Lawyer and Donald V. Grede were named as directors of the Registrant and Mr. Lawyer was appointed its President and Secretary and Mr. Grede was appointed its Vice President.

   Michael Davis Lawyer serves as the President and Secretary of the Registrant. Since November, 2011, Mr. Lawyer has served as Managing Member of Aquarius Holdings LLC, Lafayette, Colorado, a company he founded which has developed branding models to consolidate the marijuana industry. In 2010, he founded the Aquarius Medical Cannabis Collective, Clear Lake, California, and Aquarius Cannabis Company, Los Angeles, to develop wholesale relationships with California growers and dispensaries and to develop a cannabis commodity exchange for wholesale transactions. Mr. Lawyer received a Bachelor of Arts in Political Science, Marketing in 2010 from the University of Southern California.

   Donald V. Grede serves as the Vice President of the Registrant. From 2006 to 2012, Mr. Grede was co-founder and partner in The Aspen Alliance, LLC, Lafayette, Colorado, a consulting firm working with early-stage businesses to create strategies, build business value and attract investment capital.
He advised both foreign and domestic clients regarding mergers and acquisitions strategy, business re-capitalization, post-transaction integration and other business transactions and strategies. In 2012, Mr. Grede also served as General Manager of Portable Air of Colorado, a start-up company. Mr. Grede was responsible for the day-to-day operations and built a distribution network of sales personnel to work with HVAC companies, hospitals, government facilities and large commercial buildings meeting their temporary heating and cooling needs through the rental and sale of specialty equipment.

   Mr. Grede received a MS/MBA in Finance, Marketing New Technologies from the M.I.T. Sloan School of Business and a B.A. in Corporate Finance/History from the University of Wisconsin. Mr. Grede is Certified in Financial Modeling, Supply Chain Management from the M.I.T. Sloan School of Business and is a Certified Public Accountant (currently inactive).

                         SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                            AQUARIUS AGRICULTURE INC.


Date: June 18, 2014         Michael Davis Lawyer
                            President